EXHIBIT 10.15

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED:  PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED “CONFIDENTIAL TREATMENT REQUESTED’’ AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH “[CONFIDENTIAL TREATMENT REQUESTED].’’  AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ADDENDUM TO COLLABORATIVE DEVELOPMENT AGREEMENT

SEIKAGAKU CORPORATION - IDEC PHARMACEUTICALS CORPORATION

ADDENDUM TO COLLABORATIVE DEVELOPMENT AGREEMENT

THIS ADDENDUM TO COLLABORATIVE DEVELOPMENT AGREEMENT (“ADDENDUM”) is made and effective as of the 22nd day of March, 2002(“EFFECTIVE DATE”), by and between Seikagaku Corporation organized under Japanese law and having its principal executive offices at 1-5, Nihonbashi-honcho 2-chome, Chuo-ku, Tokyo 103-0023, Japan  (“SK CORPORATION”) and IDEC Pharmaceuticals Corporation, a company (originally organized under the laws of the State of California and now organized under the laws of the State of Delaware) and having its principal executive offices at 3030 Callan Road, San Diego, California 92121, USA (“IDEC”), with reference to the following facts:

RECITALS

A.                                   WHEREAS, SK CORPORATION and IDEC are parties to that certain Collaborative Development Agreement dated December 27, 1994 (“CDA”), relating to the research and development of antibody based products directed against the CD23 function, and the use of such products for the potential palliation, evaluation, diagnosis and treatment and/or prophylaxis of human disease states which are caused or exacerbated by the CD23 determinant;

B.                                     WHEREAS, SK CORPORATION and IDEC are also parties to that certain License Agreement dated December 27, 1994 (“License Agreement”), providing for development and commercialization of such products by SK CORPORATION and IDEC in their respective territories;

C.                                     WHEREAS, SK CORPORATION has exercised its option under the License Agreement and has elected the SK CORPORATION TERRITORY (as defined therein);

D.                                    WHEREAS, the CDA provides for specific preclinical testing and Phase I clinical studies of products as set forth on Appendix B and Appendix C of the CDA and that SK CORPORATION shall provide the development funding of such studies;

E.                                      WHEREAS, IDEC is willing to conduct additional Phase II and Phase III clinical studies to support an application to the FDA for marketing approval of PRODUCT and SK CORPORATION is willing to assist in funding such clinical studies with an intention to obtain the clinical data and other results obtained in the course of such clinical studies, which are useful to support an application to the Governmental authorities in SK CORPORATION TERRITORY for marketing approval of a PRODUCT in the FIELD

F.                                      WHEREAS, SK CORPORATION and IDEC, now desire to extend the CDA to provide for such additional Phase II and Phase III clinical studies and to otherwise amend the CDA as set forth in this ADDENDUM.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES hereto agree as follows:

AGREEMENT

1.             Definitions. All capitalized terms not otherwise defined in this ADDENDUM shall have the meaning given them in the CDA or the License Agreement, whichever is relevant.  The following definitions shall also apply to this ADDENDUM.

CLINICAL TRIAL shall mean clinical study(ies) designed to support an application to the FDA for marketing approval of a PRODUCT in the FIELD to be conducted by IDEC in accordance herewith, which shall comprise a part of CDA DEVELOPMENT.

CLINICAL TRIAL COSTS shall mean all costs [CONFIDENTIAL TREATMENT REQUESTED].

BLA PREPARATION COSTS shall mean those FULLY BURDENED COSTS actually incurred by IDEC in preparing, submitting, reviewing, or developing data or information for the purpose of filing of any Biologics License Application (BLA) directed to the use of PRODUCT in the FIELD including, without limitation, FULLY BURDENED COSTS incurred in the preparation of the Integrated Summaries and in the conduct of the Functional Activities set forth in Appendix F.

FULLY BURDENED COSTS shall mean, with respect to a particular item (e.g., PRODUCT, PRODUCT manufacturing, BLA PREPARATION COSTS), the costs [CONFIDENTIAL TREATMENT REQUESTED].

2.             CDA DEVELOPMENT AND APPENDIX C.

(a)           The CDA provides that the preclinical and clinical development program on a PRODUCT within the FIELD conducted during the term of the CDA shall be carried out in accordance with ARTICLE 3 of the CDA and APPENDIX C to the CDA.  The PARTIES desire to expand the clinical development to be carried out under the CDA to include additional clinical studies.  To APPENDIX C to the CDA APPENDIX C attached to this ADDENDUM shall be added.  APPENDIX C, as revised pursuant to this ADDENDUM, is divided into two parts.  Part I describes the preclinical and Phase I clinical development which SK CORPORATION has funded and will continue to fund pursuant to Section 4.02 of the CDA.  Part II describes the current and presently anticipated future clinical development program to be managed by IDEC, funding for which is described in paragraph 3 below.  Except as otherwise agreed to in writing by the PARTIES, IDEC shall not have responsibility for any development activities in the SK

CORPORATION TERRITORY.  The Steering Committee shall retain the right to amend Appendix C when appropriate, subject to the provisions of Section 3.03 of the CDA, as amended by this Addendum.

(b)           In partial consideration of the funding provided by SK CORPORATION, IDEC shall consider the input of SK CORPORATION in designing CLINICAL TRIALS.  Accordingly, Section 3.02 of the CDA is amended by adding at the end thereof the following:

“IDEC shall forward to SK CORPORATION a draft clinical study protocol, which defines the designs, population and procedures of any CLINICAL TRIAL to be conducted in accordance with  Part 2 of Appendix C and under which such CLINICAL TRIAL shall be operated (“PROTOCOL”), promptly after its preparation.  SK CORPORATION shall submit any comments or suggestions concerning the draft clinical study protocol to IDEC within two weeks of receipt by SK CORPORATION of such draft clinical study protocol. IDEC will consider in good faith any comments or suggestions timely submitted  by SK CORPORATION in accordance with this Section 3.02 as amended, however, in no circumstance shall IDEC be required to amend a PROTOCOL to incorporate the comments or suggestions submitted  by SK CORPORATION.

(c)           In consideration of IDEC’s expertise in the field of clinical trial design, the PARTIES wish to clarify IDEC’s rights with respect to business and scientific decisions relating to development activities applicable to the IDEC TERRITORY and hereby amend Section 3.03 of the CDA to delete the last sentence thereof and replace same with the following provision:

“Notwithstanding the foregoing, in the event the Steering Committee is unable to unanimously agree on a decision regarding CDA DEVELOPMENT applicable to development and regulatory approval of a Product in the IDEC TERRITORY, [CONFIDENTIAL TREATMENT REQUESTED].

(d)           It is understood that the PARTIES require reasonable flexibility in conducting development activities and committing their respective resources thereto.  The PARTIES desire to provide for certain rights to discontinue the clinical studies described in Part II of Appendix C without terminating all rights and licenses granted under Article 2 of the License Agreement.  The PARTIES desire to further amend Article 3 of the CDA by adding the following new Sections 3.12 and 3.13:

“3.12.      IDEC may elect at any time and for any reason to discontinue CDA DEVELOPMENT relating to a CLINICAL TRIAL in the IDEC TERRITORY.  IDEC shall give SK CORPORATION not less than thirty (30) days written notice of its intent to discontinue a clinical study and will use reasonable efforts to wind down such studies in an orderly fashion.  Discontinuation of a CLINICAL TRIAL by IDEC pursuant to this Section 3.12 shall not be deemed a breach of the CDA and shall not give SK CORPORATION the right to terminate the CDA pursuant to Section 9.03 of the CDA.

3.13.        SK CORPORATION may elect to discontinue further funding of CDA DEVELOPMENT relating to CLINICAL TRIALS in the IDEC TERRITORY only if the election is made in writing within thirty (30) days following (i) Steering Committee approval of a CLINICAL TRIAL in addition to those set forth in Appendix C as amended herewith or (ii) Steering Committee approval of a MATERIAL PROTOCOL AMENDMENT relating to a clinical study.  For purposes of this Section 3.13, “MATERIAL PROTOCOL AMENDMENT” shall mean an increase of more than twenty-five percent (25%) over the total patient enrollment  currently set forth in Part 2 of Appendix C.  Notwithstanding other provisions of the CDA to the contrary, in the event SK CORPORATION elects under Section 3.13(i) or 3.13(ii) to discontinue funding a clinical study in the IDEC TERRITORY, SK CORPORATION shall pay [CONFIDENTIAL TREATMENT REQUESTED  ([CONFIDENTIAL TREATMENT REQUESTED])  CLINICAL TRIAL COSTS actually incurred by IDEC up to the date of election by SK CORPORATION to discontinue funding of such CLINICAL TRIAL, and IDEC shall have no obligation to provide SK CORPORATION data, information or results from any clinical study, including any applications filed with the FDA, generated after the discontinuance of funding by SK CORPORATION.

3.             Development Milestones and Funding.

(a)           As of the EFFECTIVE DATE , SK CORPORATION has made certain nonrefundable payments to IDEC pursuant to Section 4.02(a) of the CDA , and will make the unpaid payments described in Section 4.02(a) upon completion of the applicable milestones.

(b)           In order to clarify what shall be deemed “completion of Phase I testing,” for purposes of Section 4.02(a) of the CDA and Section 3(a) of this Addendum, the PARTIES agree that:  (i) Phase I testing of the PRODUCT in the U.S. shall be deemed completed when that certain study identified as “Trial 152-02” and described in Part I of APPENDIX C of the CDA (as amended) is completed or as may be otherwise agreed to by the PARTIES, and (ii) Phase I testing of the PRODUCT in Europe shall be deemed completed upon the commencement of a Phase II trial in Europe even if such Phase II trial commences prior to completion of a Phase I trial in Europe and even if a Phase I trial was never initiated.

(c)           The PARTIES also desire to set forth their agreement regarding the funding of further CDA DEVELOPMENT.  ARTICLE 4 of the CDA is hereby amended to include the following new Sections 4.04 - 4.07 with respect to funding of CDA DEVELOPMENT described in Part II of APPENDIX C (as amended):

“4.4.  SK CORPORATION shall make payment to IDEC for [CONFIDENTIAL TREATMENT REQUESTED] ([CONFIDENTIAL TREATMENT REQUESTED]) of  CLINICAL TRIAL COSTS  in accordance with Section 4.07.

4.05.  SK CORPORATION shall reimburse IDEC for [CONFIDENTIAL TREATMENT REQUESTED] ([CONFIDENTIAL TREATMENT REQUESTED]) of BLA PREPARATION COSTS in accordance with Section 4.07.

4.06. SK CORPORATION shall reimburse IDEC for [CONFIDENTIAL TREATMENT REQUESTED] ([CONFIDENTIAL TREATMENT REQUESTED]) of FULLY BURDENED COSTS for the manufacture of PRODUCT and/or or costs incurred by IDEC for manufacture by a THIRD PARTY of PRODUCT (MANUFACTURING COSTS) to be used in conducting clinical trials designed to support approval by the FDA for use of PRODUCT in the FIELD.  Such reimbursement shall be made at the end of each manufacturing campaign for PRODUCT and in accordance with Section 4.07.  Included in MANUFACTURING COSTS are [CONFIDENTIAL TREATMENT REQUESTED]. In the event that IDEC determines that a portion of PRODUCT from a manufacturing campaign is not to be used for conducting clinical trials in the FIELD (UNUSED PORTION), IDEC shall, within a reasonable period of time after making such determination, reimburse SK CORPORATION for the pro rata share of the MANUFACTURING COSTS associated with such UNUSED PORTION.

4.07. For each payment by SK CORPORATION in accordance with Section 4.04, 4.05 or 4.06, IDEC shall issue an invoice covering the amount payable by SK CORPORATION hereunder for the activities or payment made by IDEC during each calendar quarter  and furnish it to SK CORORATION by the last day of the next calendar quarter, together with invoices or other evidence which reasonably prove IDEC’s payment or costs.  Within thirty (30) days after its receipt of each invoice hereunder, SK CORPORATION shall make relevant payments to IDEC.

(d)           The amounts payable under new Sections 4.04 — 4.06of the CDA, as amended hereby are in addition to the amounts payable under Section 4.02(a) of the CDA.

4.             Trademarks and Tradenames, etc.  The CDA does not provide for the selection and registration of trademarks for PRODUCT developed pursuant to the CDA.  The PARTIES desire that the PRODUCT be sold in the TERRITORY under a single worldwide trademark, if possible.  Article 5 of the CDA is hereby amended to add the following new sections 5.09 and 5.10:

5.09.  The Steering Committee shall use its BEST EFFORTS to select a worldwide trademark for both the SK CORPORATION TERRITORY and the IDEC TERRITORY.  If the PARTIES cannot agree on a worldwide trademark

(COMMON TRADEMARK), PRODUCT shall be sold in the IDEC TERRITORY under trademarks selected and owned by IDEC and SK CORPORATION may select a different trademark for use in the SK CORPORATION TERRITORY, which trademark shall be subject to the reasonable approval of IDEC.  IDEC shall control the preparation, prosecution and maintenance of all applications related to such COMMON TRADEMARK.  IDEC shall bear the cost in the IDEC TERRITORY and SK CORPORATION shall reimburse IDEC for the costs incurred in the SK CORPORATION TERRITORY.  IDEC shall be the registered owner of the trademark and hereby grants SK CORPORATION an exclusive license to use such COMMON TRADEMARK in the SK CORPORATION TERRITORY for the purpose of promoting, marketing and selling PRODUCTS and SK CORPORATION shall have the right to grant sublicenses to use such COMMON TRADEMARK only in connection with the grant of sublicenses permitted under the License Agreement.  Until a worldwide trademark is selected, the PARTIES shall use the designation “IDEC-152” in any announcement, disclosure, publication, or presentation relating to this CDA or otherwise related to the development of PRODUCT.  SK may use its own designation in any such announcement, disclosure, publication, or presentation relating to this CDA or otherwise related to the development of PRODUCT, so long as the designation “IDEC-152” is also used with equal prominence at each occurrence of SK’s chosen designation.

5.10.  IDEC agrees to keep SK CORPORATION advised of the progress of and the data obtained from CLINICAL TRIAL in a timely manner from time to time during the term of the CDA.  To enable such smooth disclosure, IDEC shall provide SK CORPORATION with a monthly report of the progress of CLINICAL TRIAL and the PARTIES shall hold semi-annual meetings.  The places and other details of such meetings shall be determined separately.

                5.             Rights and Duties Upon Termination. Section 10.02 shall be deleted and replaced as follows:

10.02 Termination of this CDA shall terminate all rights and further obligations between the PARTIES arising from this CDA, except:

(a)           the payment obligations set forth in Section 4.02(a)4 for Completion of Phase I testing of PRODUCT in the U.S.;

(b)           Sections 3.13, 4.04, 4.05, 4.06 and 4.07 to the extent CLINICAL TRIAL COSTS, BLA PREPARATION COSTS or MANUFACTURING COSTS are actually incurred by IDEC up to the date of termination of this CDA;

(c)           those rights and obligations described in Section 5.07 for data or other information generated or provided by either PARTY during the term of this CDA; and

(d)           Sections 5.03, 5.05, 5.08, 10.01, 10.02, 10.04 and Articles 11 and 13 through 19 and except existing rights against the other PARTY for a breach by that PARTY.

6.  No Further Modification.  Except as specifically set forth in this ADDENDUM, all of the terms and provisions of the CDA shall remain in full force and effect and all references to the CDA shall refer to the CDA as amended by this ADDENDUM.

IN WITNESS WHEREOF, the PARTIES, through their authorized officers, have executed this ADDENDUM.

SEIKAGAKU CORPORATION

By:	/s/ Shirow Enoki

Title:	President

Date:	3/22/2002

IDEC PHARMACEUTICALS CORPORATION

By:	/s/ William Rohn

Title:	President and Chief Operating Officer

Date:	3/8/02